As filed with the Securities and Exchange Commission on July 7, 2009
Registration No. 333-152325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Canadian Solar Inc.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
675 Cochrane Drive
East Tower, 6th Floor
Markham, Ontario L3R 0B8
Canada
(1-905) 530-2334
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address, and telephone number of agent for service)

Copies to:
David T. Zhang, Esq.
Allen C. Wang, Esq.
Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
(852) 2522-7886

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum	Amount of
Title of each class of	Amount to be	maximum offering	aggregate	registration
securities to be registered	registered (2)	price per unit (2)	offering price (2)	fee
Common shares, with no par value (1)			$150,000,000	$8,370 (3)

(1)	Includes (i) common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) common shares that may be purchased by the underwriters pursuant to an over-allotment option. These common shares are not being registered for the purposes of sales outside of the United States.

(2)	An indeterminate number of common shares is being registered as may from time to time be sold at indeterminate prices.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act of 1933, as amended. The amount of registration fee includes $2,118 previously paid to the Commission.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Commission File No. 333-152325) (the “Registration Statement”) of Canadian Solar Inc. (the “Registrant” or the “Company”) is being filed because the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended). Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 for the purpose of amending the Registration Statement to convert it from a Form F-3ASR (automatic shelf registration statement) to a Form F-3 (non-automatic shelf registration statement).

PROSPECTUS
Common Shares
          We may offer and sell the common shares from time to time in one or more offerings. Our common shares are listed on the Nasdaq Global Market and trade under the symbol of “CSIQ.” The shares offered by this prospectus will have an aggregate offering price of up to $150,000,000.
          Each time we sell the common shares, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our common shares.
          Investing in our common shares involves risks.  See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our common shares.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.
          We may offer the common shares for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the common shares, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
The date of this prospectus is      , 2009.

ABOUT THIS PROSPECTUS
          You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”
          In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•	“CSI,” “we,” “us,” “our,” and “our company” refer to Canadian Solar Inc. and its subsidiaries;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus and any prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” or “Renminbi” refers to the legal currency of China; “$,” “US$” or “U.S. dollars” refers to the legal currency of the United States; “C$” or “Canadian $” refers to the legal currency of Canada; and “€” or “Euro” refers to the legal currency of the European Union; and

•	“shares” or “common shares” refers to our common shares, with no par value.
          This prospectus is part of a shelf registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell our common shares in one or more offerings. This prospectus only provides you with a summary description of our common shares. Each time we sell the common shares, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the shares, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”
          You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
          We file reports and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
          The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.
          Our web site address is http://www.canadian-solar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
          This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.
INCORPORATION OF DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
          We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on June 8, 2009.

•	With respect to each offering of the common shares under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
          Our annual report on Form 20-F for the fiscal year ended December 31, 2008 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

          Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Canadian Solar Inc.
No. 199 Lushan Road
Suzhou New District
Suzhou, Jiangsu 215129
People’s Republic of China
Telephone: (86-512) 6690-8088
Attention: Chief Financial Officer

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would” or similar expressions, which refer to future events and trends, identify forward-looking statements. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.
          Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur that will affect our results. The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.
          This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data include projections that are based on a number of assumptions. The solar power market may not grow at the rates projected by the market data, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our common shares. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY
          We design, develop, manufacture and sell solar cell and solar module products that convert sunlight into electricity for a variety of uses. We are incorporated in Canada and conduct all of our manufacturing operations in China. Our products include a range of standard solar modules built to general specifications for use in a wide range of residential, commercial and industrial solar power generation systems. We also design and produce specialty solar modules and products based on our customers’ requirements. Specialty solar modules and products consist of customized solar modules that our customers incorporate into their own products, such as solar-powered bus stop lighting, and complete specialty products, such as solar-powered car battery chargers. We sell our products under our “Canadian Solar” brand name and to original equipment manufacturer, or OEM, customers under their brand names. We also implement solar power development projects, primarily in conjunction with government organizations to provide solar power generation in rural areas of China.
          We currently sell our products to customers located in various markets worldwide. We sell our standard solar modules to distributors and system integrators, as well as to solar projects. We sell our specialty solar modules and products directly to various manufacturers who integrate the specialty solar modules into their own products and sell and market the specialty solar products as part of their product portfolio.
          We have historically manufactured our module products from solar cells purchased from third-party manufacturers. In 2007, we began to pursue a new flexible vertically-integrated business model that combines internal manufacturing capacity supplemented by direct material purchases and outsourced toll manufacturing relationships which we believe provides us with some competitive advantages. We believe that this approach allows us to benefit from some of the increased margin available to fully vertically integrated solar manufacturers while reducing the capital expenditures required relative to a fully vertically integrated business model. We also believe that it provides us with greater flexibility to respond to short-term demand patterns and to take advantage of the availability of low-cost outsourced manufacturing capacity in the long term. Additionally, it enables us to improve production yields, control our inventory more efficiently and improve cash management, resulting in increased confidence in our forecasts for revenue growth and margin improvement in the future.
          We believe that the substantial industry and international experience of our management team has helped us foster strategic relationships with suppliers throughout the solar power industry value chain. We also take advantage of our flexible and low cost manufacturing capability in China to lower our manufacturing and operating costs. We believe we have a proven track record of low cost and rapid expansion of solar cell and solar module manufacturing capacity.
           Our principal executive offices are located at 675 Cochrane Drive, East Tower, 6th Floor, Markham, Ontario L3R 0B8. Our telephone number at this address is (1-905) 530-2334 and our fax number is (1-905) 530-2001. Our principal place of business is at No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu 215129, People’s Republic of China.

RISK FACTORS
          Please see the factors set forth under the heading “Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, and, if applicable, in any accompanying prospectus supplement before investing in any of the common shares that may be offered pursuant to this prospectus.

USE OF PROCEEDS
          We intend to use the net proceeds from the sale of the common shares as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
          We were incorporated as an Ontario corporation in October 2001 and were continued as a Canadian corporation under the Canadian federal corporate statute, the Canada Business Corporations Act (the “CBCA”), in June 2006.
          We are a corporation organized under the federal laws of Canada. Most of our directors and officers and some of the experts named in this prospectus reside principally outside the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of those persons are located outside the United States. We have been advised by WeirFoulds LLP, our Canadian counsel, that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is unlikely that an action could be brought in Canada in the first instance for civil liability under U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.
          Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
          Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
          We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
          Chen & Co. Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would:
•	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
          Chen & Co. Law Firm has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. Currently China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States or Canada. In addition, in the event that foreign judgments contravene the basic principles of PRC law, endanger state sovereignty or security, or are in conflict with the public interest of China, such judgments rendered by a court in either of these two jurisdictions will not be recognized and enforced by PRC courts.

DESCRIPTION OF COMMON SHARES
          We are a Canadian corporation, and our affairs are governed by our articles of continuance, as amended from time to time (the “articles”), our bylaws as effective from time to time (the “bylaws”) and the CBCA.
          As of the date of this prospectus, our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As of the date of this registration statement, 35,781,293 common shares were issued and outstanding.
           The following summary description of our share capital does not purport to be complete and is qualified in its entirety by reference to our articles and our bylaws. If you would like more information on our common shares, you should review our articles and bylaws and the CBCA.
Common Shares
General
          All of our common shares are fully paid and non-assessable. Our common shares are issued in registered form and may or may not be certificated although every shareholder is entitled at their option to a share certificate that complies with the CBCA. There are no limitations on the rights of shareholders who are not residents of Canada to hold and vote common shares.
Dividends
          Holders of our common shares are entitled to receive, from funds legally available therefor, dividends when and as declared by the board of directors. The CBCA restricts the directors’ ability to declare, and our ability to pay, dividends by requiring that certain solvency tests be satisfied at the time of such declaration and payment. See the section entitled “— Directors — Sources of Dividends.”
Voting Rights
          Each common share is entitled to one vote on all matters upon which the common shares are entitled to vote.
Liquidation
          With respect to a distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets for the purposes of winding up our affairs, assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis.
Variations of Rights of Shares
          All or any of the rights attached to our common shares, or any other class of shares duly authorized may, subject to the provisions of the CBCA, be varied either with the unanimous written consent of the holders of the issued shares of that class or by a special resolution passed at a meeting of the holders of the shares of that class.
Preferred Shares
          Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. While the issuance of preferred shares provides us with flexibility in connection with possible acquisitions or other corporate purposes, it could, among other things, have the effect of delaying, deferring or preventing a change of control transaction and could adversely affect the market price of our common shares and debt securities in this prospectus. We have no current plan to issue any preferred shares.

Transfer Agent and Registrar
          BNY Mellon Shareowner Services is the transfer agent and registrar for our common shares. BNY Mellon Shareowner Services’ address is 480 Washington Boulevard, 29th Floor, Jersey City, NJ 07310.
Shareholders’ Rights
          The CBCA and our articles and bylaws govern us and our relations with our shareholders. The following is a summary of certain rights of holders of our common shares under the CBCA. This summary is not intended to be complete and is qualified in its entirety by reference to the CBCA and to our articles and bylaws.
Stated Objects or Purposes
          Our articles do not contain any stated objects or purposes and do not place any limitations on the business that we may carry on.
Shareholder Meetings
          We must hold an annual meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual meeting or later than six months after the end of our preceding financial year. A meeting of our shareholders may be held at a place within Canada determined by our directors or, if determined by our directors, in New York, New York, United States of America; Los Angeles, California, United States of America; London, England; the Hong Kong Special Administrative Region of The People’s Republic of China; or Shanghai, The People’s Republic of China.
          Voting at any meeting of shareholders is by show of hands unless a poll or ballot is demanded. A poll or ballot may be demanded by the chairman of our board of directors or by any shareholder present in person or by proxy.
          A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present. An ordinary resolution is a resolution passed by not less than a simple majority of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present.
Notice of Meeting of Shareholders
          Our bylaws provide that written notice stating the place, day and time of a shareholder meeting and the purpose for which the meeting is called, shall be delivered not less than 21 days nor more than 60 days before the date of the meeting.
Quorum
          Under the CBCA, unless a corporation’s bylaws provide otherwise, a quorum is present at a meeting of the shareholders, irrespective of the number of shareholders actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Our bylaws provide that a quorum shall be at least two shareholders entitled to vote at the meeting represented in person or by proxy and holding at least one-third of our total issued and outstanding common shares.
Record Date for Notice of Meeting of Shareholders
          Our directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. If a record date is fixed, notice thereof shall be given, not less than 7 days before the date so fixed by newspaper advertisement in the manner provided by the CBCA and by written notice to each stock exchange in Canada on which our shares are listed for trading.

Ability to Requisition Special Meetings of the Shareholders
          The CBCA provides that the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may give notice to the directors requiring them to call a meeting.
Shareholder Proposals
          Subject to the CBCA, a shareholder entitled to vote at a meeting of shareholders who has held a number of common shares that either is equal to 1% of the total number of our outstanding common shares as of the day on which the shareholder submits the proposal to us or that have a fair market value, as determined at the close of business on the day before the shareholder submits the proposal to us, of at least C$2,000 for at least six months may submit to us notice of a proposal and discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five percent of the shares entitled to vote at the meeting to which the proposal is to be presented. This requirement does not preclude nominations being made at a meeting of shareholders. The proposal must be submitted to us at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in connection with the last annual meeting.
Vote Required for Extraordinary Transactions
          Under the CBCA, certain extraordinary corporate actions are required to be approved by special resolution. Such extraordinary corporate actions include:
•	amendments to articles;

•	arrangements;

•	amalgamations other than amalgamations involving a holding body corporate, one or more wholly owned subsidiaries and/or one or more sister corporations;

•	continuances under the laws of another jurisdiction;

•	voluntary dissolutions; and

•	sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business.
Related Party Transactions
          The CBCA does not prohibit related party transactions.
Dissent Rights
          The CBCA provides that our shareholders are entitled to exercise dissent rights and demand payment of the fair value of their shares in certain circumstances. For this purpose, there is no distinction between listed and unlisted shares. Dissent rights exist when we resolve to:
•	amalgamate with a corporation other than a holding body corporate, one or more wholly owned subsidiaries and/or one or more sister corporations;

•	amend our articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

•	amend our articles to add, change or remove any restriction upon the business or businesses that we may carry on;

•	continue under the laws of another jurisdiction;

•	sell, lease or exchange of all or substantially all of our property other than in the ordinary course of business; or

•	carry out a going-private or squeeze-out transaction.
          In addition, a court order in connection with an arrangement proposed by us may permit shareholders to dissent if the arrangement is adopted.
          However, a shareholder is not entitled to dissent if an amendment to our articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.
Action by Written Consent
          Under the CBCA, shareholders can take action by written resolution and without a meeting only if all shareholders sign the written resolution.
Directors
Number of Directors and Election
          Under the CBCA the number of directors of a corporation must be specified in the corporation’s articles. The articles may provide for a minimum and maximum number of directors.
          Our articles provide that the number of directors will not be less than three or more than ten. Our board of directors currently consists of five directors.
          Our articles provide that our board of directors shall fix and may change the number of directors within the minimum and maximum number of directors provided for in our articles. In addition, our board of directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.
          Shareholders of a corporation governed by the CBCA elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.
Director Qualifications
          Under the CBCA, at least 25% of the directors must be Canadian residents. A director must not be:
•	under eighteen years of age;

•	adjudicated as mentally unsound;

•	a person that is not an individual; or

•	a person who has the status of a bankrupt.
Removal of Directors; Staggered Term
          Under the CBCA, our shareholders may remove at a special meeting any director before the expiration of his or her term of office and may elect any qualified person in such director’s stead for the remainder of such term by ordinary resolution.
          Under the CBCA, directors may be elected for a term expiring not later than the third annual meeting of shareholders following the election. If no term is specified, a director’s term expires at the next annual meeting of shareholders. A director may be nominated for re-election to the board of directors at the end of the director’s term.

Vacancies on the Board of Directors
          Under the CBCA, vacancies that exist on the board of directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles, may be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.
Limitation of Personal Liability of Directors and Officers
          Under the CBCA, in exercising their powers and discharging their duties, our directors and officers must act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in our articles, bylaws, resolutions or contracts can relieve a director or officer from the duty to act in accordance with the CBCA or relieve a director from liability for a breach thereof. However, a director will not be liable for breaching his or her duty to act in accordance with the CBCA if the director relied in good faith on:
•	financial statements represented to him by an officer or in a written report of the auditor to fairly reflect the financial condition of the corporation; or

•	a report of a person whose profession lends credibility to a statement made by such person.
Indemnification of Directors and Officers
          Under the CBCA and pursuant to our bylaws, we may indemnify any present or former director or officer or an individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or other entity. In order to qualify for indemnification such director or officer must:
•	have acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.
          Indemnification will be provided to an eligible director or officer who meets both these tests and was substantially successful on the merits in his or her defense of the action.
          A director or officer is entitled to indemnification from us as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Sources of Dividends
          Dividends may be declared at the discretion of the board of directors. Under the CBCA, the directors may not declare, and we may not pay, dividends if there are reasonable grounds for believing that (i) we are, or would after such payment be unable to pay our liabilities as they become due or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and of our stated capital of all classes of shares.

Amendments to the Bylaws
          The directors may by resolution make, amend or repeal any bylaw unless the articles or bylaws provide otherwise. Our articles and bylaws do not restrict the power of our directors to make, amend or repeal bylaws. When the directors make, amend or repeal a bylaw, they are required under the CBCA to submit the change to the shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, amendment or repeal by ordinary resolution.
Interested Directors Transactions
          Under the CBCA, if a director or officer of ours has any interest in a material contract or material transaction, whether made or proposed, with us if such director or officer is a party to the contract or transaction or is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction or has a material interest in a party to the contract or transaction, the director generally may not vote on any resolution to approve the contract or transaction, but the contract is not invalid by reason only of the relationship if such interest is disclosed in accordance with the requirements set out in the CBCA, the contract or transaction is approved by the other directors or by the shareholders and the contract or transaction was fair and reasonable to us at the time it was approved.
          Where a director or officer has an interest in a material contract or transaction or a proposed material contract or transaction that, in the ordinary course of our business, would not require approval by the directors or shareholders, the interested director or officer shall disclose in writing to us or request to have entered in the minutes of meetings of directors, the nature and the extent of the interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.
Committees
          Under the CBCA, our directors may appoint from their number a committee of directors and delegate to such committee certain powers of the directors.
Derivative Actions
          Under the CBCA, a complainant (as defined below) may apply to the court for leave to bring an action in the name of and on behalf of us or any of our subsidiaries, or to intervene in an existing action to which such body corporate is a party for the purpose of prosecuting, defending or discontinuing the action. A complainant includes a present or former shareholder, a present or former officer or director of ours or any of our affiliates, the Director appointed under the CBCA or any other person who in the discretion of the court is a proper person to make such an application. Under the CBCA, no such action may be brought and no such intervention in an action may be made unless the court is satisfied that:
•	the complainant has given notice to our directors or the directors of our subsidiary of the complainant’s intention to apply to the court for such leave not less than 14 days before bringing the application, or as otherwise directed by the court, if our directors or the directors of our subsidiary do not bring, diligently prosecute or defend or discontinue the action;

•	the complainant is acting in good faith; and

•	it appears to be in the interests of us or our subsidiary that the action be brought, prosecuted, defended or discontinued.
          Under the CBCA, the court in a derivative action may make any order it thinks fit, including orders pertaining to the conduct of the action, the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.
Oppression Remedy
          The CBCA provides an oppression remedy that enables a court to make any intention or final order it thinks fit to rectify the matters complained of, if the court is satisfied upon application of a complainant (as defined below) that:

•	any act or omission of ours or any of our affiliates effects a result;

•	the business or affairs of ours or any of our affiliates are or have been conducted in a manner; or

•	the powers of our directors or any of our affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of ours.
          A complainant for this purpose includes a present or former shareholder, a present or former officer or director of ours or any of our affiliates, the Director appointed under the CBCA and any other person who in the discretion of the court is a proper person to make such an application.
          The exercise of the court’s jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order us to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint.
Inspection of Books and Records
          Under the CBCA, our shareholders and creditors, their personal representatives and the Director appointed under the CBCA may examine, free of charge during our usual business hours:
•	our articles, bylaws and all amendments thereto;

•	the minutes and resolutions of shareholders;

•	copies of all notices of directors filed under the CBCA; and

•	our securities register.
          Any of our shareholders may request a copy of the articles, bylaws and all amendments thereto free of charge.

PLAN OF DISTRIBUTION
          We may sell or distribute the common shares offered by this prospectus, from time to time, in one or more offerings, as follows:
•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
          The prospectus supplement with respect to the common shares may state or supplement the terms of the offering of the common shares.
          We may issue our common shares either alone or underlying other securities convertible into or exercisable or exchangeable for our common shares. In addition, we may issue the common shares as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase common shares and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our common shares through any of these methods or other methods described in the applicable prospectus supplement.
          Our common shares distributed by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
Sale through Underwriters or Dealers
          If underwriters are used in the sale, the underwriters will acquire the common shares for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. Underwriters may resell the common shares from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the common shares in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the common shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the common shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered common shares if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
          If dealers are used in the sale of common shares offered through this prospectus, we will sell the common shares to them as principals. They may then resell those common shares to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
          We may sell the common shares offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such common shares may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered common shares and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.
          We may sell the common shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those common shares. The terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
          If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common shares at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
          Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the common shares. Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions.
          Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common shares to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
          We and the underwriters may engage in derivative transactions involving the common shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the common shares, hold or resell common shares acquired and purchase options or futures on the common shares and other derivative instruments with returns linked to or related to changes in the price of the common shares. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the common shares to the public, including short sales, or by lending the common shares in order to facilitate short sale transactions by others. The underwriters may also use the common shares purchased or borrowed from us or others (or, in the case of derivatives, common shares received from us in settlement of those derivatives) to directly or indirectly settle sales of the common shares or close out any related open borrowings of the common shares.
Loans of Common Shares
          We or a selling shareholder may loan or pledge common shares to a financial institution or other third party that in turn may sell the common shares using this prospectus and an applicable prospectus supplement.
General Information
          Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

VALIDITY OF THE SECURITIES
          The validity of the common shares offered hereby will be passed upon for us by WeirFoulds LLP.
EXPERTS
          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedule and include an explanatory paragraph referring to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” effective January 1, 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
          The offices of Deloitte Touche Tohmatsu CPA Ltd. are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai, People’s Republic of China.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Under the CBCA, we may indemnify a present or former director or officer or an individual who acts or acted at our request as a director or officer or an individual acting in a similar capacity, of another corporation or entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the director or officer acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. We also may advance moneys to a director, officer or other such individual for the costs, charges and expenses of such a proceeding. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer or other individual described above is entitled to indemnification from us as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above. Our directors and officers are covered by directors’ and officers’ insurance policies.
          Any underwriting agreement entered into in connection with an offering of common shares will also provide for indemnification of us and our officers and directors in certain cases.
ITEM 9. EXHIBITS

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

4.1	Registrant’s Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.11 of the Registration Statement on Form F-1 (file no. 333-138144) filed with the SEC)

4.2	Amended Articles of Continuance (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (File No. 333-138144), as amended, initially filed with the SEC on October 23, 2006)

5.1	Opinion of WeirFoulds LLP regarding the validity of the common shares

8.1	Opinion of WeirFoulds LLP regarding certain Canadian tax matters

8.2	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the Annual Report on Form 20-F (file no. 001-33107) filed with the SEC)

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.2	Consent of WeirFoulds LLP (included in Exhibit 5.1 and Exhibit 8.1)

23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.2)

23.4	Consent of Chen & Co. Law Firm

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
ITEM 10. UNDERTAKINGS
(A) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suzhou, People’s Republic of China, on July 7, 2009.

CANADIAN SOLAR INC.
By:	/s/ Shawn (Xiaohua) Qu
	Name:	Shawn (Xiaohua) Qu
	Title:	Chairman, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 7, 2009.

Signature	Title

/s/ Shawn (Xiaohua) Qu
Shawn (Xiaohua) Qu	Chairman and Chief Executive Officer (principal executive officer)

/s/ *
Arthur Chien	Director and Chief Financial Officer (principal financial and accounting officer)

/s/ *
Robert McDermott	Director

/s/ *
Lars-Eric Johansson	Director

/s/ *
Michael G. Potter	Director

/s/ *
Donald J. Puglisi Managing Director Puglisi & Associates	Authorized U.S. Representative

*	The undersigned, pursuant to a Power of Attorney executed by each of the directors and officers identified above and filed with the SEC, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

* By:	/s/ Shawn (Xiaohua) Qu
Shawn (Xiaohua) Qu
Attorney-in-fact

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